UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2010

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 14, 2010, Beacon Power Corporation (the “Company”) received a delisting determination letter from the staff of The Nasdaq Stock Market (“Nasdaq”), due to the Company’s failure to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement for continued listing, set forth in Nasdaq Listing Rule 5550(a)(2).  Unless an appeal is filed, as discussed below, the Company’s common stock would be suspended at the opening of trading on September 23, 2010, and Nasdaq would file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s common stock from listing and registration on the Nasdaq Stock Market.

The Company intends to appeal the Nasdaq Staff’s determination within seven calendar days of receipt of the letter.  The appeal will stay the suspension of the Company’s securities and the filing of the Form 25-NSE until a hearing process concludes and the Nasdaq listing qualifications panel has issued a written decision.  There can be no assurance that the panel will grant the Company’s request for additional time or for continued listing.  The Company intends to submit a plan for compliance that includes a discussion of the Company’s business plan and the actions that the Company intends to take, if necessary, in order to regain compliance within the minimum bid price requirement within an appropriate time period.

On September 20, 2010, the Company issued a press release announcing that it had received the delisting determination letter mentioned above and that it intends to appeal the determination to the Nasdaq listing qualifications panel.  The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Press Release dated September 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated:	September 20, 2010	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated September 20, 2010.